UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2005

ITLA CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

     See Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On August 9, 2005, ITLA Capital Corporation (the "Company") announced that Lyle C. Lodwick was appointed Executive Managing Director and Chief Operating Officer of the Company and its subsidiary, Imperial Capital Bank (the "Bank"), and that Timothy M. Doyle, the Company's and the Bank's Chief Financial Officer, was promoted to Executive Managing Director of the Company and the Bank. The Company also announced the resignation of Don Nickbarg as Senior Managing Director and Chief Banking Officer of the Company and the Bank. A copy of the press release announcing these changes, which were effective August 8, 2005, is attached as Exhibit 99.

     Mr. Lodwick, age 51, has 28 years of experience in the financial services industry. He joins the Company from Sunwest Bank, where he served as Executive Vice President and Chief Operating Officer. Formerly, he held several senior executive positions with Pacific Crest Capital, Inc., parent company of Pacific Crest Bank, from 1985 until the sale of that company in 2004, including Executive Vice President and Chief Credit Officer from 1992 through 2004. From 1977 to 1985, Mr. Lodwick was employed by Commercial Credit Corporation, serving as Assistant Regional Credit Manager, Western Region, from 1982 to 1985. Mr. Lodwick is a member of the Small Business Institute Advisory Board for California State University, Channel Islands, and is a member of the Board of Directors of the Santa Clarita Community Development Corporation.

     Mr. Lodwick will receive an annual base salary of $200,000 and be eligible for a prorated discretionary bonus of up to 50% of base salary, based on individual, department and Company performance. Effective August 8, 2005, Mr. Lodwick was granted an immediately exercisable ten-year option to purchase 35,000 shares of the Company's common stock under the Company's 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan (the "Employee Stock Incentive Plan"), and was allocated 1,000 immediately vested shares of common stock under the Company's Supplemental Executive Retirement Plan. Copies of the forms of incentive stock option and non-qualified stock option agreements under the Employee Stock Incentive Plan are attached as Exhibits 10.1 and 10.2, respectively. Mr. Lodwick also will participate in the Company's corporate vehicle program, pursuant to which he will have the choice of the use of a Company-purchased vehicle, with the Company covering the purchase cost up to $62,000 and the costs of operating the vehicle, or a monthly allowance of $1,600 intended to cover the costs of the operation of Mr. Lodwick's own vehicle for business use. Mr. Lodwick also may receive a relocation reimbursement of up to $25,000, to be repaid by him if his employment with the Company ends within one year due to his resignation or for performance-related reasons.

Item 9.01  Financial Statements and Exhibits

            (c)     Exhibits
10.1	Form of Incentive Stock Option Agreement
10.2	Form of Non-Qualified Stock Option Agreement
99	Press Release dated August 9, 2005

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ITLA CAPITAL CORPORATION
Date:	August 9, 2005	By:	/s/ Timothy M. Doyle Timothy M. Doyle Executive Managing Director and Chief Financial Officer

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EXHIBIT INDEX
Exhibit Number	Description
10.1	Form of Incentive Stock Option Agreement
10.2	Form of Non-Qualified Stock Option Agreement
99	Press Release dated August 9, 2005

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